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                              Deltathree.com, Inc.
                          EMPLOYEE STOCK PURCHASE PLAN


         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Code, as amended. The provisions of the Plan shall, accordingly, be construed in a manner consistent with the requirements of that section of the Code.

         2.       Definitions.

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Committee" shall mean any committee appointed by the Board to administer the Plan and to perform the functions set forth herein.

                  (d) "Common Stock" shall mean the Class A common stock, $0.001 par value, of the Company.

                  (e) "Company" shall mean Deltathree.com, Inc., a Delaware corpora tion, or any successor corporation.

                  (f) "Compensation" shall mean the fixed salary or wage paid by the Employer to an Employee as reported to the United States government for Federal income tax purposes, including an Employee's portion of salary deferral contributions pursuant to section 401(k) of the Code and any amount excludable pursuant to section 125 of the Code, but excluding payments for overtime, shift premium, incentive compen sation, incentive payments, bonuses, commissions, severance pay, foreign service pay, expense reimbursements, any credit or benefit under any employee plan and any other compensation.

                  (g) "Continuous Status As An Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Employer, provided that such leave is for a period of not more than 90



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days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                  (h) "Contributions" shall mean all payroll deductions credited to the account of a Participant pursuant to the Plan.

                  (i) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (j) "Effective Date" shall mean the date on which the Registration Statement shall have been declared effective.

                  (k) "Employee" shall mean any person who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries and who has been employed by the Company or one of its Designated Subsidiaries for at least one year as of the Offering Date of a given Offering Period, except (i) any such person who is prohibited by applica ble foreign law from participating in this Plan and (ii) any employee who is "highly compensated" within the meaning of section 414(q) of the Code.

                  (l) "Employer" shall mean, as to any particular Employee, the corporation which employs such Employee, whether it is the Company or a Designated Subsidiary of the Company.

                  (m) "Exercise Date" shall mean the last Trading Day of each Purchase Period with respect to an Offering Period.

                  (n) "Fair Market Value" per Share as of a particular date shall mean the closing price per Share on such date as reported on the National Association of Securities Dealers Automated Quotation/National Market System ("NASDAQ/NMS") (or on such other recognized market or quotation system on which the trading prices of the Share are traded or quoted at the relevant time). Notwithstanding the foregoing, for purposes of the Offering Date of the First Offering Period under the Plan, the "Fair Market Value" per Share shall be the price to public as set forth in final prospectus included within the Registration Statement.

                  (o) "Hardship" shall mean any of the following which the Committee (or its designee) determines is sufficient reason to approve a Hardship withdrawal or sale of Shares pursuant to Section 10(c) hereof: (i) expenses directly relating to the purchase


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of a Participant's principal residence (excluding mortgage payments); (ii)
prevention of eviction or foreclosure on a Participant's principal residence;
(iii) tuition and related educational expenses for the next twelve months for post-secondary education for a Participant or a Participant's spouse or dependents; or (iv) expenses incurred (prior to a Participant's requesting approval for the relevant Hardship stock sale) by the Participant, the Participant's spouse or the Participant's dependents for medical care for the Participant, the Participant's spouse or the Participant's dependents.

                  (p) "Investment Account" shall mean a Plan account at a brokerage firm, selected by the Company, that is established for each Participant and in which all Shares purchased by the Participant pursuant to the Plan are held until withdrawn, sold or delivered pursuant to Section 9 or 15 hereof. The Investment Account of the Participant shall be an integral part of the Participant's account hereunder.

                  (q) "Offering Date" shall mean the first Trading Day of each Offering Period of the Plan. The Offering Date of an Offering Period is the grant date for the options offered in such Offering Period.

                  (r) "Offering Period" shall mean a period as described in
Section 4 hereof.

                  (s) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an option, each of the corporations other than the Company owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (t) "Participant" shall mean an Employee who participates in the Plan.

                  (u) "Plan" shall mean the Deltathree.com, Inc., Employee Stock Purchase Plan, as amended from time to time.

                  (v) "Purchase Period" shall mean the approximately six month period, within an Offering Period, commencing on the Trading Day next following the last previous Exercise Date in such Offering Period and ending with the next Exercise Date in such Offering Period, except that the first Purchase Period of any Offering Period shall commence on the first Trading Day of such Offering Period and end with the next Exercise Date.



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                  (w) "Registration Statement" shall mean the registration
statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock.

                  (x) "Shares" shall mean shares of Common Stock.

                  (y) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (z) "Trading Day" shall mean a day on which national stock exchanges and the NASDAQ/NMS are open for trading.

         3.       Eligibility.

                  (a) Each Employee shall be eligible to participate in each Offering Period under the Plan, subject to the requirements of Section 5 and the limitations imposed by section 423(b) of the Code.

                  (b) Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose shares would be attributed to such Employee pursuant to section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary or Parent of the Company, or (ii) which permits such Employee's right to purchase shares under all employee stock purchase plans (as described in section 423 of the Code) of the Company and any Subsidiary or Parent of the Company to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such shares (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time. Any amounts received from an Employee which cannot be used to purchase Shares as a result of this limitation will be returned as soon as practicable to the Employee without interest.

         4. Offering Periods. The Plan shall be implemented by a series of Offering Periods. The first such Offering Period shall commence on the first Trading Day on or after the Effective Date and end on the last Trading Day on or prior to the second anniversary of such commencement date. Unless otherwise determined by the Board,


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each subsequent Offering Period shall have a duration of one year, commencing on the first Trading Day and ending on the last Trading Day of each calendar year (commencing with calendar year 2001). The Plan shall continue until terminated in accordance with Section 19 hereof. Subject to Section 19 hereof, the Board shall have the power to change the duration and/or the frequency of Offering Periods and/or Purchase Periods with respect to future offerings and shall use its best efforts to notify Employees of any such change at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. In no event shall any option granted hereunder be exercisable more than twenty-seven (27) months from its date of grant.

         5.       Grant of Option; Participation

                  (a) On each Offering Date the Company shall commence an offering by granting each Employee an option to purchase Shares on each Exercise Date with respect to each Purchase Period of such Offering Period, subject to the limitations set forth in Sections 3(b) and 12 hereof. Each option so granted shall be exercisable for the number of Shares described in Section 8 hereof and shall be exercisable only on the Exercise Date.

                  (b) An Employee may become a Participant in the Plan by completing a subscription agreement on the form provided by the Employer authorizing payroll deductions (as set forth in Section 6 hereof) and filing it with the Company or the Employer in accordance with the form's instructions at least ten (10) business days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Committee for all Employees with respect to a given offering. Additionally, the Participant may participate to a greater extent by directing (where indicated on the subscription agreement form) that any cash dividends received on the Shares held in the Participant's account should be reinvested in additional Shares. Unless the Participant withdraws from the Plan as provided in Section 11 hereof, or unless the Committee otherwise provides, such authorization will remain in effect for subsequent Offering Periods, until modified by the Participant in accordance with Section 6(b) hereof.

         6.       Payroll Deductions.

                  (a) Subject to Section 5(b) hereof, the Participant may, in accordance with rules and procedures adopted by the Committee, authorize payroll deductions on each payday during an Offering Period in an amount which is not less than one percent (1%) and not more than ten percent (10%) of such Participant's Compensation on each such payday. Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Exercise Date


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of such Offering Period, unless sooner terminated by the Participant's withdrawal from the Plan as provided in Section 10 hereof. All payroll deductions made by a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account, but, at the Participant's directions given in accordance with Section 5(b) hereof, any cash dividends on Shares held in the Participant's account may be reinvested in Shares.

                  (b) A Participant may withdraw from the Plan as provided in
Section 10, which will terminate his or her Contributions for the Purchase Period in which such withdrawal occurs. A Participant may increase or decrease the rate of his or her Contri butions during an Offering Period by completing and filing with the Employer a new subscription agreement authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of rate changes by a Participant during an Offering Period. A change in rate shall be effective as of the next payroll period following the date of filing of the new subscription agreement.

         7. Option Price. The option price per Share subject to an offering shall be the lower of: (i) 85% of the Fair Market Value of a Share on the Offering Date; or (ii) 85% of the Fair Market Value of a Share on the Exercise Date.

         8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of Shares shall be exercised automatically on each Exercise Date during the applicable Offering Period, and the maximum number of whole Shares subject to such option shall be purchased for him or her at the applicable option price with the accumulated Contributions in his or her account. No fractional shares shall be purchased; any Contributions in a Participant's account which are not sufficient to purchase a full Share shall be retained in the account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Exercise Date. During his or her lifetime, a Participant's option to purchase Shares hereunder is exercisable only by him or her.

         9.       Delivery of Shares; Withdrawal or Sale of Shares.

                           (a)  As promptly as practicable after each Exercise
Date, the Company shall arrange the delivery of the whole and fractional Shares purchased on such date by each Participant to the Participant's Investment Account.



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                           (b) A Participant (or, in the event of the
Participant's death, the designated beneficiary, if any, or other appropriate person in accordance with Section 14 hereof) may at any time submit a written request to the Company for withdrawal of such Shares from the Investment Account, or, in the alternative (with the consent of the brokerage firm at which the Participant's Investment Account is located), the Participant (or another person in accordance with Section 14 hereof) may direct the sale of such Shares by such brokerage firm. As promptly as practicable after receipt by the Company of such a written request, the Company shall arrange the delivery to the Participant of a share certificate representing such Shares (any fractional Share being paid in cash). Unless the Committee, in its sole discretion, otherwise determines, withdrawals may be made by a Participant no more frequently than once each Offering Period.

         10.      Withdrawal of Cash; Withdrawal from Plan; Termination of
                  Employment

                  (a) At any time during an Offering Period, a Participant may, by giving written notice to the Employer, withdraw all, but not less than all, of the Contribu tions credited to his or her account under the Plan and not theretofore used to acquire Shares. Withdrawal of such Contributions shall be deemed a withdrawal from the Plan. All of the Participant's Contributions then credited to his or her account shall be paid to him or her promptly after receipt of his or her notice of withdrawal, his or her option for the remainder of the Offering Period shall be automatically terminated, and no further Contributions for the purchase of Shares shall be made during such Offering Period. The Participant may rejoin the Plan for any subsequent Offering Period as to which the Participant is an Employee by complying with the procedures set forth in Section 5 hereof.

                  (b) Upon termination (for any reason, including, without limitation, retirement or death) of the Participant's Continuous Status as an Employee during an Offering Period in which the Employee is a Participant, the Contributions credited to his or her account and not theretofore used to acquire Shares shall be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and his or her option for the remainder of such Offering Period shall be automatically terminated. Such termination shall be deemed a withdrawal from the Plan.

                  (c) A Participant's withdrawal from an offering or the Plan shall not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Employer.

         11. Dividends, Share Splits and Interest. Cash dividends paid on Shares held in a Participant's account shall be paid to the Participant as soon as practicable, unless re-


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

invested in Shares pursuant to the Participant's directions. Share splits of, or dividends paid in Shares on, the Shares held in the Participant's account shall be held in the Participant's account until withdrawn or sold in accordance with
Section 9 hereof. Dividends paid in property other than cash or Shares shall be distributed to the Participant as soon as practicable. No interest shall accrue on or be payable with respect to the Contributions of a Participant to the Plan or any assets held in the Participant's Plan account.

         12.      Stock.

                  (a) The maximum number of Shares which shall be made available for sale under the Plan shall be 1,350,000 Shares of Common Stock, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If the total number of Shares which would otherwise be subject to options granted pursuant to Section 5(a) hereof on the Offering Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Board (or the Committee, as applicable) shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Board (or the Committee, as applicable) shall give written notice of such reduction of the number of Shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary. Any amounts remaining in an Employee's account which have not been applied to the purchase of Shares pursuant to this Section 12 shall be refunded on or promptly after the applicable Exercise Date.

                  (b) A Participant shall have no rights as a stockholder with respect to Shares covered by his or her option until such option has been exercised.

                  (c) Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, if requested in writing by the Participant, in the names of the Participant and his or her spouse as joint tenants with rights of survivorship.

         13. Administration. The Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any decision reduced to writing and signed by all members of the Committee shall be fully effective as if it had been made at a


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meeting duly held. Except as otherwise provided by the Committee, each Employer shall be charged with all expenses incurred in the administration of the Plan with respect to such Employer's Employees. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Employer, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

         14.      Designation of Beneficiary.

                  (a) A Participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death.

                  (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant, if a beneficiary validly designated under the Plan is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to such beneficiary. If no such beneficiary is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate in compliance with law.

         15. Transferability. Neither Contributions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw Contributions in accordance with Section 10.

         16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.



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         17.      Reports. Individual accounts shall be maintained for each
Participant in the Plan. Statements of account will be given to Participants promptly following each Exercise Date, which statements will set forth the amounts of Contributions, the per Share purchase price, the number of Shares purchased and the remaining cash balance, if any.

         18. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per Share covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each Share subject to the


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option immediately prior to the sale of assets or merger, the consideration
(whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per Share consideration received by holders of Common Stock and the sale of assets or merger.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         19. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in
Section 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any Participant. In addition, to the extent necessary to comply with section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

         20. Notices. All notices or other communications by a Participant to the Company or the Employer under or in connection with the Plan shall be deemed to have been duly given when they are received in a timely manner in the form and by the person or office specified by the Company (or the Employer, as the case may be).

         21. Term of Plan. The Plan shall become effective on the Effective Date, subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. The Plan shall continue in effect until December 31, 2009, unless sooner terminated under
Section 19.



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         22.      Regulations and Other Approvals; Governing Law.

                  (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

                  (b) The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations (domestic or foreign), including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

         23. Withholding of Taxes. If the Participant makes a disposition, within the meaning of section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the date of grant of such option or within the one-year period commencing on the day after the date of transfer of the Share or Shares to the Participant pursuant to the exercise of such option, such Participant shall, within ten (10) days of such disposition, notify the Employer thereof and thereafter immediately deliver to the Employer any amount of Federal, state or local income taxes and other amounts which the Employer informs the Participant the Employer is required to withhold.


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